As filed with the Securities and Exchange Commission on February 20, 2024

Registration No. 333-276669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3/A

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Jiuzi Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4953	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

No.168 Qianjiang Nongchang Gengwen Road, 15th Floor

Economic and Technological Development Zone

Xiaoshan District, Hangzhou City

Zhejiang Province 310000

People’s Republic of China
+86-0571-82651956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2208

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 20, 2024

PROSPECTUS

Jiuzi Holdings Inc.

113,636,360 Ordinary Shares

This prospectus relates to 113,636,360 ordinary shares of the Company, par value $0.00015 per share (“Ordinary Shares”) that may be sold from time to time by the selling shareholders named in this prospectus, issued pursuant to certain Securities Purchase Agreement by and among us and certain non-affiliated investors (the “Investors”), dated as of October 20, 2023 (the “Securities Purchase Agreement”).

We will not receive any of the proceeds from the sale of our Ordinary Shares by the selling shareholders.

The selling shareholders named in this prospectus, may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered hereby. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 23 of this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “JZXN”. On February 16, 2024 the last reported sale price of our ordinary shares on Nasdaq Capital Market was $0.92 per ordinary share.

Any references to “Jiuzi” are to Jiuzi Holdings Inc., the holding company and any references to “we”, “us”, “our Company,” “the Company,” or “our” are to Jiuzi Holdings Inc. and its subsidiaries. We conduct operations through Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi, our operating subsidiary in China.

Jiuzi is a Cayman Islands incorporated holding company and it does not conduct operations. Jiuzi conducts business through its subsidiaries in China. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by its subsidiaries.

Jiuzi is a Cayman Islands incorporated holding company, conducting business through its subsidiaries’ operations in China. Cash is transferred through our organization in the manner as follows: (i) Jiuzi may transfer funds to the Jiuzi WFOE, through its Hong Kong subsidiary, Jiuzi (HK) Limited, or Jiuzi HK, by additional capital contributions or shareholder loans, as the case may be; (ii) Jiuzi WFOE may provide loans to Zhejiang Jiuzi, subject to statutory limits and restrictions; (iii) funds from Zhejiang Jiuzi to Jiuzi WFOE are remitted as services fees; and (iv) Jiuzi WFOE may make dividends or other distributions to us through Jiuzi HK. Jiuzi is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Jiuzi HK is also permitted under the laws of Hong Kong to provide funding to Jiuzi through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company and the subsidiaries. Our Company and our subsidiaries do not have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. However, if we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Zhejiang Jiuzi by way of dividend payments. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company and our subsidiaries. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Jiuzi’s ability to transfer cash between us and our subsidiaries, or to investors. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries,” See “Transfers of Cash Between Our Company and Our Subsidiaries” and “Condensed Consolidating Schedule and Consolidated Financial Statements” of the Prospectus Summary and “Prospectus Summary – Summary of Risk Factors,” and “Risk Factors - Risks Related to Doing Business in China - To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets,” and “Risk Factors - Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow our holding company structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our ordinary shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to our holding company structure, doing business in the PRC, and the offering as a result of the structure, see “Risk Factors - Risks Related to Our Corporate Structure,” and “Risk Factors - Risks Related to Doing Business China” on pages 10 and 11 of item 3. D of the 2022 Annual Report.

Additionally, we are subject to certain legal and operational risks associated with Zhejiang Jiuzi’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor Zhejiang Jiuzi has been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our continued listing and offering of securities from the China Securities Regulatory Commission or any other PRC governmental authorities. Based on the advice of our PRC counsel, Zhejiang Taihang Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our continued listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for our continued listing in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. Our HK subsidiary is a holding company, and does not have any business operation. Therefore, we are not subject to various regulations in HK, including regulations resulting in oversight over data security, regarding our business operations.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. As confirmed by our PRC legal counsel, Zhejiang Taihang Law Firm, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. See “Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” beginning on page 26 of the 2022 Annual Report.

Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”), if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.  On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act (the “Accelerating HFCAA”), which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. As of the date of the prospectus, Audit Alliance LLP (“AA”), our current auditor, and WWC, P.C. (“WWC”), our former auditor, are not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of AA or WWC to fully cooperate with the PCAOB’s request for audit work papers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” beginning on page 26 of the 2022 Annual Report.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 17 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2024

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 113,636,360 Ordinary Shares.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling shareholders seeking an offer to buy, the Ordinary Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the Ordinary Shares offered hereby or thereby.

If necessary, the specific manner in which the Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “our company,” and the “Company” refer to Jiuzi Holdings Inc. and its subsidiaries.

●	“Guangxi Zhitongche” refers to Guangxi Nanning Zhitongche New Energy Technology Co., Ltd., a PRC company which is 90% owned by Hangzhou Zhitongche;

●	“Hangzhou Zhitongche” refers to Hangzhou Zhitongche Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi HK” refers to Jiuzi (HK) Limited, a limited liability company organized under the laws of Hong Kong;

●	“Jiuzi New Energy” refers to Zhejiang Jiuzi New Energy Network Technology Co., Ltd., a PRC company wholly owned by Zhejiang Jiuzi;

●	“Jiuzi WFOE” refers to Zhejiang Navalant New Energy Automobile Co. Ltd, a limited liability company organized under the laws of the PRC, which is wholly-owned by Jiuzi HK;

●	“Shangli Jiuzi” refers to Shangli Jiuzi New Energy Vehicles Co., Ltd., a PRC company and 59% owned subsidiary of Zhejiang Jiuzi;

●	“Zhejiang Jiuzi” refers to Zhejiang Jiuzi New Energy Vehicles Co., Ltd., a wholly owned subsidiary of Jiuzi WFOE in the PRC

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

iii

OUR COMPANY

Company Overview

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

We, through Zhejiang Jiuzi, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles on demand from vehicle buyers. As of the date hereof, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees is supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Our revenues consist of (i) NEVs sales in our company-owned store and NEVs sales supplied to our franchisees; (ii) initial franchisee fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEVs production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who is expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchase, which provides buyers with multi-brand price comparison and test-driving experience. Through the online platform, we are currently developing, we expect to provide a multi-dimensional service platform and a one-stop experience covering online vehicle selection and purchase and off-line vehicle delivery and maintenance. Our app will provide potential buyers with information on various car brands and models, as well as services to register vehicles, make appointments for maintenance, repairs, and remote error diagnosis services, etc.

Organizational Structure

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through our PRC Operating Subsidiaries, Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi.

“Risk Factors – Risks Related to Our Corporate Structure” and “Risk Factors – Risks Related to Doing Business in China.”

The following diagram illustrates the corporate structure of our subsidiaries:

Subsidiaries

Jiuzi Holdings Inc. is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our PRC Operating Subsidiaries. The consolidation of our Company and our PRC Operating Subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology. Its registered capital amount is approximately $304,893 (RMB 2,050,000).

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi. Shangli Jiuzi’s registered capital amount is approximately $1,412,789 (RMB 10,000,000).

Hangzhou Zhitongche was incorporated on February 2, 2018 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing. On October 28, Zhejiang Jiuzi purchased 100% equity interest of Hangzhou Zhitongche from its shareholders for a nominal consideration, and became the its beneficial owner. Hangzhou Zhitongche’s registered capital amount is RMB 30,000,000.

Jiuzi New Energy was incorporated on July 1, 2021 under the laws of the People’s Republic of China. Its registered business scope is software outsourcing services, industrial internet data services, network and information security software development, artificial intelligence application software development, and cloud computing equipment technical services, among others. Zhejiang Jiuzi is the beneficial owner of 100% equity interest of Jiuzi New Energy. Jiuzi New Energy’s registered capital amount is RMB 10,000,000.

Guangxi Zhitongche was incorporated on December 31, 2021 under the laws of the People’s Republic of China. Its registered business scope is technical service, technology development, consultation and exchange, and NEV sales and leasing, auto parts retail, business management consulting and planning, among others. Hangzhou Zhitongche is the beneficial owner of 90% equity interest of Guangxi Zhitongche. Guangxi Zhitongche’s registered capital amount is approximately RMB1,000,000.

Hangzhou Jiuyao New Energy Automobile Technology Co. Ltd. was incorporated on January 24, 2022 in PRC. Its scope of business includes technical service, technology development, technical consultation and promotion, as well as sales of automobiles and new energy vehicles, and sales of electrical accessories and accessories for new energy vehicles. Hangzhou Jiuyao is 51% owned by Hangzhou Zhitongche, as such Hangzhou Jiuyao is accounted as a subsidiary of Zhejiang Jiuzi.; the remaining 49% equity interest is owned by unrelated third-party investors.

Hangzhou Jiuzi Haoche Technology Co., Ltd. was incorporated on January 21, 2022 under the laws of the People’s Republic of China. Its registered business scope is software outsourcing services, industrial internet data services, network and information security software development, artificial intelligence application software development, technology development, consulting and transfer, market planning, convention planning, and cloud computing equipment technical services. Hangzhou Jiuzi Haoche Technology Co., Ltd. is a wholly owned subsidiary of Jiuzi New Energy and has a registered capital with the amount of RMB5,000,000.

The Restructuring

Prior to the restructuring completed in January 20, 2023, Jiuzi WFOE entered into a series of VIE Agreements with Zhejiang Jiuzi and the shareholders of Zhejiang Jiuzi, which established the former VIE structure.

As a result of the VIE Agreements, Jiuzi WFOE was regarded as the primary beneficiary of Zhejiang Jiuzi, and we treated Zhejiang Jiuzi and its subsidiaries as variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of Zhejiang Jiuzi and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In November 2022, the board of directors of the Company decided to dissolve the VIE structure. On November 10, 2022, Zhejiang Jiuzi entered into a termination agreement (the “Termination Agreement”) with Jiuzi WFOE, pursuant to which the VIE agreements entered into among Zhejiang Jiuzi, Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi shall be terminated effective upon the conditions are met. On November 10, 2022, with approval of Jiuzi WFOE and approval of the board of directors of Zhejiang Jiuzi, Zhejiang Jiuzi issued 0.1% equity interest in Zhejiang Jiuzi to a third-party investor. The issuance was completed on November 27, 2022. On January 20, 2023, Jiuzi WFOE exercised its call option under the Exclusive Option Agreements dated June 15, 2020 with certain shareholder of Zhejiang Jiuzi and entered into equity transfer agreements with all the shareholders of Zhejiang Jiuzi to purchase all the equity interest in Zhejiang Jiuzi. The transaction underlying the equity transfer agreement was completed and the VIE Agreements were terminated pursuant to the Termination Agreement on January 20, 2023. As a result, Zhejiang Jiuzi became a wholly owned subsidiary of Jiuzi WFOE and the VIE structure is dissolved.

Corporate Information

Our principal executive office is located at No.168 Qianjiang Nongchang Gengwen Road, Suite 1501, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000. The telephone number of our principal executive offices is +86-0571-82651956. Our registered agent in the Cayman Islands is Osiris International Cayman Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

CONDENSED CONSOLIDATING SCHEDULE AND CONSOLIDATED FINANCIAL STATEMENTS

On January 20, 2023, Jiuzi WFOE exercised its call option under the Exclusive Option Agreements dated June 15, 2020 with certain shareholder of Zhejiang Jiuzi and entered into equity transfer agreements with all the shareholders of Zhejiang Jiuzi to purchase all the equity interest in Zhejiang Jiuzi. The transaction underlying the equity transfer agreement was completed and the VIE Agreements were terminated pursuant to the Termination Agreement on January 20, 2023. As a result, the VIE structure is dissolved and Zhejiang Jiuzi became a wholly owned subsidiary of Jiuzi WFOE.

The consolidated financial statements included in this prospectus reflect financial position and cash flows of the registrant, Cayman Islands incorporated parent company, Jiuzi Holdings Inc. together with those of its subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of Jiuzi Holdings Inc. (“Cayman” in the tables below), Jiuzi HK (“HK” in the tables below), Jiuzi WOFE (“WOFE” in the tables below) and Zhejiang Jiuzi and its subsidiaries (“Consolidated subsidiaries” in the tables below), together with eliminating adjustments:

Consolidated Statements of Operations Information

	For the year ended October 31, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Revenues	-	-	-	-	-	6,215,718	-	6,215,718	-	6,215,718
Cost of revenues	-	-	-	-	-	6,458,162	-	6,458,162	-	6,458,162
Share of income (loss) from subsidiaries	(12,295,546)	(12,228,930)	12,295,546	(12,228,930)	(12,235,731)	-	12,235,731	-	12,228,930	-
Net Income (loss)	(16,832,101)	(12,295,546)	12,295,546	(16,832,101)	(12,228,930)	(12,235,731)	12,235,731	(12,228,930)	12,228,930	(16,832,101)
Comprehensive income	(18,429,093)	(13,610,922)	13,610,922	(18,429,093)	(13,544,304)	(12,358,696)	12,358,696	(13,544,304)	13,544,304	(18,429,093)

	For the year ended October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Revenues	-	-	-	-	-	9,536,987	-	9,536,987	-	9,536,987
Cost of revenues	-	-	-	-	-	4,909,704	-	4,909,704	-	4,909,704
Share of income (loss) from subsidiaries	1,307,998	1,455,984	(1,307,998)	1,455,984	1,433,167	-	(1,433,167)		(1,455,984)	-
Net Income (loss)	778,037	1,307,998	(1,307,998)	778,037	1,455,984	1,433,167	(1,433,167)	1,455,984	(1,455,984)	778,037
Comprehensive income	778,037	1,307,998	(1,307,998)	778,037	1,488,184	2,008,024	(1,433,167)	2,063,041	(1,455,984)	1,385,094

Consolidated Balance Sheets Information

	As of October 31, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Current assets	2,000,446	61,673	-	2,062,119	13,587	10,172,690	-	10,384,852	-	12,248,396
Intercompany receivables	10,878,595	-	(10,575,297)	303,298	9,073,749	-	(9,073,749)	-	(303,298)	-
Investments in subsidiaries	(3,958,189)	6,556,413	3,958,189	6,556,413	(2,501,756)	-	2,501,756	-	(6,556,413)	-
Non-current assets	6,920,406	6,556,413	(6,617,108)	6,859,711	6,571,991	3,077,780	(6,571,993)	2,879,203	(6,859,711)	3,077,780
Total assets	8,920,852	6,618,086	(6,617,108)	8,921,830	6,585,578	13,250,470	(6,571,993)	13,264,055	-	15,326,174
Intercompany payables	-	10,575,297	(10,575,297)	-	-	9,377,047	(9,073,749)	303,298	(303,298)	-
Total liabilities	2,839,632	10,576,275	(10,575,297)	2,840,610	29,165	15,752,226	(9,073,749)	6,707,642	(303,298)	9,244,954
Shareholders’ equity	6,081,220	(3,958,189)	3,958,189	6,081,220	6,556,413	(2,501,756)	2,501,756	6,556,413	(6,556,413)	6,081,220

	As of October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Current assets	3,930,303	365,515	-	4,295,818	2,638,437	15,285,949	-	17,924,386	-	22,220,204
Intercompany receivables	8,353,208	-	(8,012,522)	340,686	4,891,978	-	(4,891,978)	-	(340,686)	-
Investments in subsidiaries	10,045,861	17,692,868	(10,045,861)	17,692,868	10,163,310	-	(10,163,310)	-	(17,692,868)	-
Non-current assets	18,399,069	17,692,868	(18,058,383)	18,033,554	15,055,288	5,932,720	(15,055,288)	5,932,720	(18,033,554)	5,932,720
Total assets	22,329,372	18,058,383	(18,058,383)	22,329,372	17,693,725	21,218,669	(15,055,288)	23,857,106	(18,033,554)	28,152,924
Intercompany payables	-	8,012,522	(8,012,522)	-	-	5,232,664	(4,891,978)	340,686	(340,686)	-
Total liabilities	-	8,012,522	(8,012,522)	-	857	11,055,359	(4,891,978)	6,164,238	(340,686)	5,823,552
Shareholders’ equity	22,329,372	10,045,861	(10,045,861)	22,329,372	17,692,868	10,163,310	(10,163,310)	17,692,868	(17,692,868)	22,329,372

Consolidated Cash Flows Information

	For the year ended October 31, 2022
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Net cash provided by (used in) operating activities	(3,190,669)	(66,617)	-	(3,257,286)	(5,309,275)	(306,089)	-	(5,615,364)	-	(8,872,650)
Net cash provided by (used in) investing activities	-	(2,800,000)	-	(2,800,000)	-	236,884	-	236,884	2,800,000	236,884
Net cash provided by (used in) financing activities	3,742,490	-	-	3,742,490	2,800,000	(115,742)	-	2,684,258	(2,800,000)	3,626,748

	For the year ended October 31, 2021
	Cayman	HK	Elimination	Subtotal	WFOE	Consolidated Subsidiaries	Elimination	Subtotal	Elimination	Consolidated
Net cash provided by (used in) operating activities	(8,878,937)	8,012,522	-	(866,415)	(121,627)	(1,160,565)	-	(1,282,192)	(2,662,530)	(4,811,137)
Net cash provided by (used in) investing activities	-	(7,500,000)	-	(7,500,000)	-	(1,485,306)	-	(1,485,306)	7,500,000	(1,485,306)
Net cash provided by (used in) financing activities	12,809,240	-	-	12,809,240	7,500,000	38,916	-	7,538,916	(7,500,000)	12,848,156

Risk Factors Summary

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Item 3.D. Risk Factors” in our 2022 Annual Report, as amended, on Form 20-F for the year ended October 31, 2022, which is incorporated in this prospectus by reference.

Risks Related to Our Business and Industry

●	We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. See “Risk Factors- Risks Related to Our Business and Industry- We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.” on page 5 of the 2022 Annual Report.

●	Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments. See “Risk Factors- Risks Related to Our Business and Industry-Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” on page 5 of the 2022 Annual Report.

●	We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance.” on page 6 of the 2022 Annual Report.

●	We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements.” on page 6 of the 2022 Annual Report.

●	We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.” on page 7 of the 2022 Annual Report.

●	We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees. See “Risk Factors- Risks Related to Our Business and Industry- We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees.” on page 8 of the 2022 Annual Report.

●	We may not be able to effectively monitor the operations of franchise stores. See “Risk Factors- Risks Related to Our Business and Industry- We may not be able to effectively monitor the operations of franchise stores.” on page 8 of the 2022 Annual Report.

●	We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged. See “Risk Factors- Risks Related to Our Business and Industry- We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.” on page 7 of the 2022 Annual Report.

●	Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results. See “Risk Factors- Risks Related to Our Business and Industry- Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results.” on page 9 of the 2022 Annual Report.

Risks Related to Our Corporate Structure

●	Previous contractual arrangements in relation to the PRC Operating Entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or the PRC Operating Entities owe additional taxes, which could negatively affect our financial condition and the value of your investment. See “Risk Factors- Risks Related to Our Corporate Structure- Previous contractual arrangements in relation to the PRC Operating Entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or the PRC Operating Entities owe additional taxes, which could negatively affect our financial condition and the value of your investment.” on page 10 of the 2022 Annual Report.

●	We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding. See “Risk Factors- Risks Related to Our Corporate Structure- We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding.” on page 10 of the 2022 Annual Report.

●	Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law. See “Risk Factors- Risks Related to Our Corporate Structure- Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.” on page 10 of the 2022 Annual Report.

●	We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares. See “Risk Factors-Risks Related to Doing Business in China- We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares.” on page 10 of the 2022 Annual Report.

●	The approval or filing requirement of the China Securities Regulatory Commission may be required in connection with any future offing we may conduct, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filings. ability to pay our parent company expenses or pay dividends to holders of our Ordinary Shares. See “Risk Factors- Risks Related to Our Corporate Structure- The approval or filing requirement of the China Securities Regulatory Commission may be required in connection with any future offing we may conduct, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filings. ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.” on page 11 of the 2022 Annual Report.

Risks Related to Doing Business in China

●	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. See “Risk Factors-Risks Related to Doing Business in China- There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.” on page 11 of the 2022 Annual Report.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries. See “Risk Factors-Risks Related to Doing Business in China- PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from the offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.” on page 12 of the 2022 Annual Report.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See “Risk Factors-Risks Related to Doing Business in China- Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.” on page 14 of the 2022 Annual Report.

●	Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position. See “Risk Factors-Risks Related to Doing Business in China- Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.” on page 14 of the 2022 Annual Report.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders. See “Risk Factors-Risks Related to Doing Business in China- Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.” on page 15 of the 2022 Annual Report.

●	The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. See “Risk Factors-Risks Related to Doing Business in China-Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” page 17 of the 2022 Annual Report.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our operating subsidiary or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Risk Factors- The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our operating subsidiary or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 19 of the of the 2022 Annual Report.

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors-Risks Related to Doing Business in China- The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 26 of the 2022 Annual Report.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us at any time, which could result in a material change in our operations and/or the value of our securities. See “Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us at any time, which could result in a material change in our operations and/or the value of our securities.” on page 18 of this prospectus.

Risks Related to Our Securities and this Offering

●	The trading price of the Ordinary Shares is volatile, which could result in substantial losses to investors. See “Risk Factors-Risks Related to Our Ordinary Shares- The trading price of the ordinary shares is volatile, which could result in substantial losses to investors.” on page 30 of the 2022 Annual Report.

●	Techniques employed by short sellers may drive down the market price of the Ordinary Shares. See “Risk Factors-Risks Related to Our Ordinary Share- Techniques employed by short sellers may drive down the market price of the ordinary shares.” on page 31 of the 2022 Annual Report.

●	Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our Ordinary Shares. See “Risk Factors-Risks Related to Our Ordinary Share- Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.” page 32 of the 2022 Annual Report.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See “Risk Factors-Risks Related to Our Ordinary Share- We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.” on page 32 of the 2022 Annual Report.

●	To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries and the VIE by the PRC government to transfer cash or assets. See “Risk Factors- Risks Related to Our Securities and this Offering- To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries and the VIE by the PRC government to transfer cash or assets.” on page 17 of this registration statement.

Legal and Operational Risks of Operating in the PRC

Jiuzi is a Cayman Islands incorporated holding company, we are subject to certain legal and operational risks associated with Zhejiang Jiuzi’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in Zhejiang Jiuzi’s operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor Zhejiang Jiuzi have been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our continued listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Based on the advice of our PRC counsel, Zhejiang Taihang Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our continued listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities of our continued listing and offering of securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

Investing in our ordinary shares involves substantial risks. For example, we as a U.S.-listed Chinese public company may face heightened scrutiny, criticism and negative publicity, which would likely result in a material change in our operations and the value of our ordinary shares. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a description of relevant PRC-related risks to this offering, see “Risk Factors – Risks Relating to Doing Business in China” and “Risk Factors – Risks Relating to this Offering.”

Transfers of Cash Between Our Company and Our Subsidiaries

Cash is transferred through our organization in the manner as follows: (i) Jiuzi may transfer funds to the Jiuzi WFOE, through its Hong Kong subsidiary, Jiuzi (HK) Limited, or Jiuzi HK, by additional capital contributions or shareholder loans, as the case may be; (ii) Jiuzi WFOE may provide loans to Zhejiang Jiuzi, subject to statutory limits and restrictions; (iii) funds from Zhejiang Jiuzi to Jiuzi WFOE are remitted as services fees; and (iv) Jiuzi WFOE may make dividends or other distributions to us through Jiuzi HK. Jiuzi is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Jiuzi HK is also permitted under the laws of Hong Kong to provide funding to Jiuzi through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. Based on the advice of our PRC counsel, Zhejiang Taihang Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, our operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC. We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company or our subsidiaries. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash in the business is in the PRC or Hong Kong or our PRC or Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits. Other than that, there is no restrictions on Jiuzi Holdings’ ability to transfer cash between us, our subsidiaries or to investors.

As of the date of this prospectus, our Company and our subsidiaries have not distributed any earnings, and there has been no distribution of dividends or assets among the holding company and the subsidiaries. Our Company, our and subsidiaries do not have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. However, if we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi, by way of dividend payments.

Recent Regulatory Actions by the PRC Government

As of the date of this prospectus, aside from the necessary documentation needed in the ordinary course of business, such as business licenses, we, and our subsidiaries are not required to obtain permissions from any PRC authorities to operate our business or issue our securities to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the Cyberspace Administration of China, or the CAC, or any other PRC governmental agencies that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denial such permission by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we and our subsidiaries will be required to obtain permission from the PRC government to list on the U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital market activities. If we and our subsidiaries (i) do not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC citizens shall obtain the approval of the China Securities Regulatory Commission prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations in effect at the time of this prospectus, and based on the advice of our PRC counsel, Zhejiang Taihang Law Firm, we will not be required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our ordinary shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and based on the advice of our PRC counsel, Zhejiang Taihang Law Firm, are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant Chinese government agencies, including the CSRC, would reach the same conclusion.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (the “Opinions”), which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the issuances of our ordinary shares on Nasdaq Capital Market would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

On December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and has replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

Neither we nor our subsidiaries are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, if we falsely and inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 19 of the 2022 Annual Report.

Furthermore, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the CSRC Notice, which, among others, clarifies that PRC domestic companies that have already been listed overseas before the effective date of the Trial Measures, which is March 31, 2023, shall be deemed as Existing Issuers, and Existing Issuers are not required to complete the filing procedures with the CSRC immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, we are an Existing Issuer, and is required to file with the CSRC for any subsequent offerings within three (3) working days after the completion of each offering. As confirmed by our PRC legal counsel, Zhejiang Taihang Law Firm, the Selling Shareholders’ resale of the Ordinary Sales as described hereunder does not constitute a “subsequent offering” under the CSRC rules and hence we are not required to complete the filing procedures with CSRC for the Selling Shareholders’ resale. See “Risk Factors — Risks Related to Doing Business in China – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” beginning on page 26 of the 2022 Annual Report.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating HFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our former auditor, WWC, P.C., the independent registered public accounting firm of the Company, is headquartered in San Mateo, California, with no branches or offices outside of the United States. WWC, P.C. is currently subject to Public Company Accounting Oversight Board (“PCAOB”) inspections under a regular basis. Our current auditor, Audit Alliance LLP, is headquartered in Singapore, and is currently subject to the PCAOB inspections under a regular basis. Therefore, we believe our auditors are not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. According to the PCAOB, its December 2021 determinations under the Holding Foreign Companies Accountable Act (the “HFCA Act”) remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of WWC or AA to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the Accelerating HFCAA is signed into law, and this ultimately could result in our ordinary shares being delisted by and exchange. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” beginning on page 26 of the 2022 Annual Report.

THE OFFERING

Ordinary Shares Offered by the Selling Shareholders	Up to 113,636,360 Ordinary Shares, par value $0.00015 per share.

Selling Shareholders	All of the Ordinary Shares are being offered by the selling shareholders named herein. See herein. See “Selling Shareholders” on page 21 of this prospectus for more information on the selling shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of our Ordinary Shares in this offering. See “Use of Proceeds” beginning on page 19 of this prospectus for additional information.

Plan of Distribution	The selling shareholders named in this prospectus, may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” beginning on page 23 of this prospectus for additional information on the methods of sale that may be used by the selling shareholders.

Risk Factors	Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus and in our 2022 Annual Report on Form 20-F filed with the SEC, on March 15, 2023, for a discussion of certain factors you should consider before investing in our shares.

Nasdaq Capital Market Symbol	Our Ordinary Shares on the Nasdaq Capital Market under the symbol “JZXN”.

RISK FACTORS

You should carefully consider the following material risk factors described below, together with other information in this prospectus and our Annual Reports on Form 20-F under Item 3, “Risk Factors” for the year ended October 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before you make a decision to invest in our shares of Ordinary Shares. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Ordinary Shares could decline and you could lose part or all of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Risks Related to Our Securities

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the industry we operate in, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Jiuzi Holdings, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us at any time, which could result in a material change in our operations and/or the value of our securities.

The PRC Operating Subsidiaries were formed under and are governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government at any time, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

See “Plan of Distribution” elsewhere in this prospectus for more information.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protections to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Specifically, our chairman of the board and chief executive officer, Tao Li is located in the PRC. Our chief financial officer, Francis Zhang is located in the PRC. Our independent directors Yizhu and Zhenhao Qiu are located in the PRC. Our independent director Jehn Ming Lim is located in Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China or Hong Kong would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

We have been advised by Zhejiang Taihang Law Firm, our counsel as to PRC law, that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been further advised by Capital Equity Legal Group that there are currently no treaties or other arrangements between Hong Kong and the United States that provide reciprocal enforcement of foreign judgments. However, Hong Kong’s common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis for a cause of action as judgment may be regarded as creating a debt between the parties. In a common law action for the enforcement of a foreign judgment in Hong Kong, enforcement is subject to various conditions, including, but not limited to: (i) the foreign judgment is final, (ii) the foreign judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, (iii) the proceedings in which the judgment was obtained were not contrary to natural justice, and (iv) the enforcement of the judgment is not contrary to the public policy of Hong Kong. Such a judgment must be for a fixed sum and come from a competent court as determined by the private international law applied by the Hong Kong courts. The defenses available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

We have been advised by Maples and Calder (Hong Kong) LLP our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re- examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands.

SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 113,636,360 Ordinary Shares that previously issued to the selling shareholders, which we issued to the selling shareholders in the Private Placement as described below.

Private Placement of Ordinary Shares and Warrants

The Ordinary Shares and Warrants were issued in reliance upon the exemption from the registration requirements provided in the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder. Each Investor represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Ordinary Shares issued pursuant to a certain securities purchase agreement by and between the Company and each of the Investors, dated October 20, 2023 (the “Securities Purchase Agreement”).

On December 21, 2023, pursuant to the Securities Purchase Agreement, we issued and sold to the Investors an aggregate of 113,636,360 units (the “Units”), each Unit consisting of one Ordinary Share and a warrant to purchase three Ordinary Shares with an initial exercise price of $1.10, at a price of $0.44 per Unit, for an aggregate purchase price of approximately $50 million in the Private Placement.

The Warrants are exercisable immediately upon the date of issuance at an initial exercise price of $1.10, for cash. The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

Information About the Selling Shareholders

The Ordinary Shares being offered by the selling shareholders are our Ordinary. We are registering the Ordinary Shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Ordinary Shares, the selling shareholders have not had any material relationship with us within the past three years.

The table below is based on information supplied to us by the selling shareholders and lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the Ordinary Shares held by each of the selling shareholders. Generally, a person “beneficially owns” our Ordinary Shares as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. The second column lists the number of Ordinary Shares beneficially owned by the selling shareholders, based on their respective ownership of Ordinary Shares of the Company as of the date of this prospectus.

The fourth column lists the Ordinary Shares being offered by this prospectus by the selling shareholders.

This prospectus generally covers the resale of 100% of the maximum number of Ordinary Shares issued. While the fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus, the selling shareholders may only sell some or none of their Ordinary Shares in this offering. See “Plan of Distribution” below.

The number of shares owned and the percentage of beneficial ownership before this offering set forth in these columns are based on 117,701,696 shares outstanding as of the date of this prospectus, assuming the resale of all Ordinary Shares covered by this prospectus and assuming no exercise of any other warrants issued by the Company. For purposes of computing the number of Ordinary Shares beneficially owned after this offering and computing percentage ownership after this offering, we have assumed that all Ordinary Shares held by the selling shareholders will be sold in this offering.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to this Offering(1)	Percentage Owned Prior to this Offering(2)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(3)	Number of Ordinary Shares Owned After this Offering(4)	Percentage of Outstanding Ordinary Shares Owned Following this Offering(2)(4)
Chengfei Yu	5,681,818	4.83%	5,681,818	0	*%
Juehui Xiao	5,681,818	4.83%	5,681,818	0	*%
Ying Wu	5,726,263	4.87%	5,681,818	44,445	*%
Fang Peng	5,681,818	4.83%	5,681,818	0	*%
Qingming Ou	5,681,818	4.83%	5,681,818	0	*%
Nana Feng	5,681,818	4.83%	5,681,818	0	*%
Xing Tao	5,681,818	4.83%	5,681,818	0	*%
Lin Mao	5,681,818	4.83%	5,681,818	0	*%
Xiyun Lei	5,681,818	4.83%	5,681,818	0	*%
Jianping Li	5,681,818	4.83%	5,681,818	0	*%
Surong Zhang	5,681,818	4.83%	5,681,818	0	*%
Youbing Li	5,681,818	4.83%	5,681,818	0	*%
Yanliang Xie	5,681,818	4.83%	5,681,818	0	*%
Lingling Luo	5,681,818	4.83%	5,681,818	0	*%
Hailin Xie	5,681,818	4.83%	5,681,818	0	*%
Lili Deng	5,681,818	4.83%	5,681,818	0	*%
Youwei Yang	5,681,818	4.83%	5,681,818	0	*%
Chao Liang	5,681,818	4.83%	5,681,818	0	*%
Shoucheng He	5,681,818	4.83%	5,681,818	0	*%
Xufu Yin	5,681,818	4.83%	5,681,818	0	*%

*	Less than 1%

(1)	The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
(2)	As of the date of this prospectus, a total of 117,701,969 Ordinary Shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any securities that are exercisable or convertible within 60 days have been included in the denominator.

(3)	Represents the total number of Ordinary Shares issued and owned by each of the selling shareholders.

(4)	We have assumed that all Ordinary Shares held by the selling shareholders will be sold in this offering.

PLAN OF DISTRIBUTION

We are registering our Ordinary Shares issued to permit the resale of these Ordinary Shares by the holders of the Ordinary Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of these Ordinary Shares. We will bear all fees and expenses incident to our obligation to register these shares of our Ordinary Shares.

The selling shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the selling shareholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares, estimated to be 13,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended October 31, 2022, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be opined upon for us by Maples and Calder (Hong Kong) LLP.

EXPERTS

Our consolidated financial statements as of and for the years ended October 31, 2022 and 2021 incorporated by reference in this prospectus and have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of WWC is 2010 Pioneer Court, San Mateo, CA 94403.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Expenses of Issuance and Distribution

The following is a statement of the expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$12,143.46
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	$12,143.46

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, after the date hereof but before the completion or termination of this offering:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended October 22, 2022, filed with the SEC on March 15, 2023;

●	our Reports on Form 6-K filed with the SEC on April 7, 2023, April 26, 2023, May 10, 2023, May 25, 2023, June 29, 2023 July 20, 2023, August 23, 2023, September 19, 2023, October 23, 2023, December 4, 2023, January 2, 2024, January 17, 2024 and February 12, 2024; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-40848) filed with the SEC on May 11, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in a document that we incorporate by reference herein will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at No. 168 Qianjiang Nonchang Gengwen Road, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, People’s Republic of China, 310000.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under Delaware corporate law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

We have entered into separate indemnity agreements with our directors and officers to indemnify each of them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We have maintained directors’ and officers’ liability insurance for our directors and officers since September 28, 2021.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title

1.1**	Form of Securities Purchase Agreement, filed as Exhibit 99.1 to the report on Form 6-K filed on October 23, 2023 and incorporated herein by reference
1.2**	Form of Warrant, filed as Exhibit 99.2 to the report on Form 6-K filed on October 23, 2023 and incorporated herein by reference
3.1**	Third Amended and Restated Memorandum and Articles of Association of Jiuzi Holdings Inc., filed as Exhibit 99.1 to the report on Form 6-K filed on December 4, 2023 and incorporated herein by reference
4.1**	Specimen Certificate for Ordinary Share, filed as Exhibit 4.1 to the registration statement on Form F-1 filed on December 3, 2020 and incorporated herein by reference
5.1**	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Island counsel of Jiuzi Holdings Inc.
23.1+	Consent of Zhejiang Taihang Law Firm, PRC counsel of Jiuzi Holdings Inc.
23.2+	Consent of WWC
24.1+	Power of Attorney (contained on the signature page to this registration statement)
107**	Filing Fee Table

+	Filed herewith

*	To be filed, if applicable, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	Filed Previously

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on February 20, 2024.

Jiuzi Holdings Inc.

By:	/s/ Tao Li
Tao Li
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Francis Zhang
Francis Zhang
Chief Financial Officer
(Principal Accounting Officer)

Signature	Title	Date

/s/ Tao Li Lei Wang	Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2024

/s/ Francis Zhang Francis Zhang	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2024

/s/ Shuibo Zhang Shuibo Zhang	Chairman of the Board	February 20, 2024

/s/ Yi Zhu	Independent Director	February 20, 2024
Yi Zhu

/s/ Zhenhao Qiu	Independent Director	February 20, 2024
Zhenhao Qiu

/s/ Jehn Min Lim	Independent Director	February 20, 2024
Jehn Min Lim

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on February 20, 2024.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director